[LETTERHEAD OF GALLNDO, ARIAS & LOPEZ]

                                  June l3, 1996


Commodore Holdings Limited
4000 Hollywood Boulevard
Suite 385, South Tower
Hollywood, Florida 33021

                       Re: Registration Statement on Form S-l
                           Registration No. 333-01270
                           --------------------------

Dear Sirs:

     In connection with the above-captioned registration statement on Form S-l (the "Registration Statement") filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act"), and the rules and regulations promulgated thereunder (the "Rules"), we have been requested to render our opinion as to the matters hereinafter set forth.

     In this regard, we have reviewed copies of the Registration Statement and the prospectus (the "Prospectus") relating to the sale of l,O0O,OO0 Units of Commodore Holdings Limited (the "Company"). Each Unit consists of one share of Common Stock and one Warrant to purchase one half share of Common Stock. (The Prospectus, together with the prospectus relating to the sale of 5,338,912 shares of the Common Stock of the Company in a concurrent offering by Selling Stockholders are hereinafter referred to as the "Prospectuses") We have also made such other investigations of fact and law and have examined the originals, or copies authenticated to our satisfaction, of such documents, records, certificates or other instruments as in our judgment are necessary or appropriate to render the opinion expressed below.

     Based on the foregoing, we are of the opinion that the section entitled "Taxation" in each of the Prospectuses contains an accurate general description, under currently applicable law, of the principal Panama income tax considerations that apply to the Company, the Company's Class Units, the Common Stock and the Warrants.

Messrs. Commodore Holdings Limited
June 13, 1996
Page No. 2
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     We consent to the use of this opinion as an exhibit to Amendment No. 2 to Registration Statement and to the reference to our name under the caption "Legal Matters" in the Prospectuses included in the Registration Statement. In giving this consent we do not hereby agree that we come within the category of persons whose consent is required by the Act or the Rules.

                                     Sincerely yours,

                                     GALlNDO, ARIAS & LOPEZ

                                     /s/ ALFONSO ARIAS
                                     Alfonso Arias

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